UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2011

NEW GENERATION BIOFUELS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	1-34022	26-0067474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5850 Waterloo Road, Suite 140
Columbia, Maryland 21045
(Address of principal executive offices)(Zip Code)

(410) 480-8084
 (Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

On July 28, 2011, New Generation Biofuels Holdings, Inc. (the “Company”) notified Alpha Capital Anstalt (“Alpha”) that it would be unable to meet it’s August 1, 2011 repayment obligation under the terms of that certain February 1, 2011 Subscription Agreement, as amended February 28, 2011, and June 7, 2011 (the “Subscription Agreement”) by and among the Company and four (4) investors (of which Alpha was one) (each, an “Investor,” collectively, the “Investors”) and further that the financing terms established in the Subscription Agreement were no longer adequate to properly capitalize the Company.  The Company further asked Alpha to consider alternative financing arrangements that would adequately capitalize the Company.

On August 10, 2011, the Company entered into a Second Amendment Agreement (the “Amendment”) with Alpha, which amended that certain Subscription Agreement.  The Amendment only amends the terms, conditions, and obligations as between the Company and Alpha.  Pursuant to the June 7, 2011, First Amendment and Consent Agreement (the “First Amendment”), Alpha agreed to loan the Company up to an additional aggregate principal amount of $1,025,000 pursuant to the terms and conditions of the Subscription Agreement in equal installments beginning in June 2011 and ending in January 2012.  Pursuant to the Amendment, the Company and Alpha agreed to terminate the remaining investment obligations under the First Amendment and Alpha agreed to provide $50,000 to the Company on the same terms as the Subscription Agreement, which it did on August 11, 2011

Item 8.01          Other Events

The Company is actively seeking alternative financing arrangements, including discussions with Alpha and other parties.  However, as a result of the termination of the financing installments pursuant to the Amendment, the Company does not have any known source of funding available as of the date of this report.  If the Company is unable to obtain additional financing, whether through the issuance of equity or debt, or find a financing partner, it is unlikely that the Company will be able to continue as a going concern.  The Company estimates that it currently has sufficient funds to operate the business of the Company for less than thirty (30) days without any additional financing.

Item 9.01          Financial Statements and Exhibits

(a)           Financial statements:  None.

(b)           Pro forma financial information:  None.

(c)           Shell Company Transactions:  None

(d)           Exhibits:  None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW GENERATION BIOFUELS HOLDINGS, INC.

Date: August 12, 2011	By:	/s/ Dane R. Saglio
Dane R. Saglio
Chief Financial Officer